Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on:

Form S-3
(No. 333-222672)
(No. 333-222672-01)
(No. 333-209681)
(No. 333-209682)
(No. 333-209682-01)

Form S-8
(No. 333-219702)
(No. 333-219701)
(No. 333-219699)
(No. 333-185584)
(No. 333-185582)
(No. 333-185581)
(No. 333-175681)
(No. 333-158325)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)

of JPMorgan Chase & Co. or its affiliates of our report dated February 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 27, 2018